SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 17, 2003

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123

(Commission File Number)	(IRS Employer Identification No.)

47421 Bayside Parkway, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7.    EXHIBITS

(c)	Exhibits

99.1	Press Release issued by Lexar Media, Inc. dated July 17, 2003.

ITEM 9.    REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933.

On July 17, 2003, Lexar Media, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached to this Current Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: July 17, 2003	By:	/s/ BRIAN T. MCGEE
Brian T. McGee Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued by Lexar Media, Inc. dated July 17, 2003.